SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 29, 1998




                          HOSPITALITY PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)


            Maryland              1-11527             04-3262075
         (State or other      (Commission          (IRS Employer
         jurisdiction of      File Number)       Identification No.)
         incorporation)



                       400 Centre Street, Newton, MA 02458
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 617-964-8389

                            CERTAIN IMPORTANT FACTORS

     This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Current Report and include statements regarding the intent, belief or expectations of Hospitality Properties Trust (the "Company"), its Trustees or its officers with respect to the declaration or payment of dividends, the consummation of additional acquisitions, policies and plans of the Company regarding investments, dispositions, financings, conflicts of interest or other matters, the Company's qualification and continued qualification as a real estate investment trust or trends affecting the Company's or any hotel's financial condition or results of operations. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors. Such factors include, without limitation, changes in financing terms, the Company's ability or inability to complete acquisitions and financing transactions, results of operations of the Company's hotels and general changes in economic conditions not presently contemplated. The information contained in the Company's Form 8-K dated February 11, 1998, including the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", and in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, including under the captions "Items 1. and 2. Business and Properties", identifies other important factors that could cause such differences.

     THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED AUGUST 21, 1995 A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.


Item 5.   Other Events

     The Company has previously announced its results of operations for the quarter ended September 30, 1998 and certain other information and data, as follows. All such information and data are unaudited.

     Cash available for distribution (CAD) was $33,780,000 ($0.79/share) for the 1998 quarter versus $19,492,000 ($0.73/share) in the 1997 third quarter, an 8.2% increase on a per share basis. Total revenues and net income for the 1998 third quarter were $45,175,000 and $22,107,000 ($0.52/share), respectively, compared to revenues and net income of $29,017,000 and $15,017,000 ($0.56/share), respectively, in the 1997 third quarter.

     CAD for the first nine months of 1998 was $96,068,000 ($2.30/share) versus $57,768,000 ($2.15/share) for the first nine months of 1997, a 7.0% increase on a per share basis. Total revenues and net income for the first nine months of 1998 totaled $126,739,000 and $57,717,000 ($1.38/share), respectively, compared to revenues and net income of $82,770,000 and $44,853,000 ($1.67/share), respectively, for the first nine months of 1997. Net income for the first nine months of 1998 was affected by charges related to the extinguishment of all of the Company's secured debt.

     As a REIT (real estate investment trust), the Company considers cash available for distribution a better measure of its operating performance than net income as determined according to generally accepted accounting principles. CAD is defined as net income, before non-recurring items, plus depreciation and other non-cash expenses, and less a reserve for renovations and property maintenance.

     Funds from operations (FFO) for the 1998 quarter and nine months were $0.94/share and $2.70/share, respectively, compared to $0.89/share and $2.62/share, respectively, in the comparable 1997 periods. The Company considers CAD a more appropriate measure of performance than FFO for a company which owns hotels because only CAD takes account of reserves for renovations and recurring capital expenditure requirements.

                          Hospitality Properties Trust
                   STATEMENT OF INCOME, FUNDS FROM OPERATIONS
                       AND CASH AVAILABLE FOR DISTRIBUTION
                  (amounts in thousands, except per share data)


                                                     Quarter Ended   Quarter Ended   Nine Months Ended   Nine Months Ended
                                                     September 30,   September 30,     September 30,       September 30,
                                                          1998            1997              1998               1997
                                                     -------------   -------------   -----------------   -----------------
Revenues:
   Rental income                                       $ 40,798        $ 24,751          $ 113,702           $ 71,158
   FF&E reserve income (1)                                4,223           4,057             11,683             11,138
   Interest income                                          154             209              1,354                474
                                                       --------        --------          ---------           --------
   Total revenues                                        45,175          29,017            126,739             82,770
                                                       --------        --------          ---------           --------
Expenses:
   Interest (including amortization of deferred
    financing costs of $321, $338, $2,200 and
    $989, respectively)                                   5,783           4,272             15,178             10,602
   Depreciation and amortization                         14,490           8,005             39,617             22,528
   General and administrative                             2,790           1,723              7,608              4,787
                                                       --------        --------          ---------           --------
   Total expenses                                        23,063          14,000             62,403             37,917
                                                       --------        --------          ---------           --------
Net income before extraordinary item                     22,112          15,017             64,336             44,853
Extraordinary item--early extinguishment of debt              5              --              6,619                 --
                                                       --------        --------          ---------           --------
Net income                                             $ 22,107        $ 15,017          $  57,717           $ 44,853
                                                       ========        ========          =========           ========
Add:
 FF&E deposits not in net income (1)                      2,700             992              6,458              3,024
 Deferred revenue (2)                                       791              --                791                 --
 Depreciation and amortization expense                   14,490           8,005             39,617             22,528
 Extraordinary and non recurring items (3)                    5              --              8,021                 --
                                                       --------        --------          ---------           --------
Funds from operations ("FFO")                          $ 40,093        $ 24,014          $ 112,604           $ 70,405
                                                       ========        ========          =========           ========
Add:
 Non-cash expenses                                          610             527              1,605              1,525
Less:
 FF&E reserve income (1)                                  4,223           4,057             11,683             11,138
 FF&E deposits not in net income (1)                      2,700             992              6,458              3,024
                                                       --------        --------          ---------           --------
Cash available for distribution ("CAD")                $ 33,780        $ 19,492          $  96,068           $ 57,768
                                                       ========        ========          =========           ========
Weighted average shares outstanding                      42,844          26,878             41,685             26,871
Per Share amounts:
   Net income before extraordinary item                $   0.52        $   0.56          $    1.54           $   1.67
   Net income                                          $   0.52        $   0.56          $    1.38           $   1.67
   Funds from operations ("FFO")                       $   0.94        $   0.89          $    2.70           $   2.62
   Cash available for distribution ("CAD")             $   0.79        $   0.73          $    2.30           $   2.15

(1) Some of the Company's leases provide that ownership of FF&E Reserve escrows belong to the Company. Other leases provide that ownership of FF&E Reserve escrow funds remains with the tenant and the Company has a security and remainder interest in the escrow account. When the Company owns the escrow, generally accepted accounting principles require that payments into the escrow be reported as additional rent. When the Company has a security and remainder interest in the escrow account, deposits are not included in revenue.

(2) During 1998, the Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") issued EITF 98-9, "Accounting for Contingent Rent in Interim Financial Periods" ("EITF 98-9"). EITF 98-9 is expected to have no impact on the Company's annual results of operations. Rather, the accounting changes required by EITF 98-9 are expected to, in general, defer recognition of certain percentage rental income from the first, second and third quarters to the fourth quarter within a fiscal year with no impact on quarterly cash flows. Although recognition of revenue is deferred for purposes of calculating net income, the calculation of FFO shown above includes percentage rent amounts received with respect to the periods shown.

(3) Includes a $1,402 charge for the nine months ended September 30, 1998 which represents the difference between the carrying amount of an interest rate cap agreement and its market value at the time the related debt was repaid.

                          Hospitality Properties Trust

                    Key Combined Tenant Property Statistics
                    ---------------------------------------



                                                                                 Year to date   Year to date
                                         3rd Quarter   3rd Quarter              September 30,   September 30,
                                             1998          1997       Change         1998           1997        Change
                                        ------------- ------------- ---------- --------------- -------------- ----------
(13,931 rooms and 98 hotels)
---------------------------------------
Average Daily Rate ("ADR")                 $97.34       $ 92.45        +5.3%       $98.64         $92.27        +6.9%
Occupancy                                    82.8%         84.2%       -1.7%         81.4%          82.5%       -1.3%
Revenue per Available Room ("RevPAR")      $80.60       $ 77.84        +3.5%       $80.29         $76.12        +5.5%

Certain periods presented relate to periods prior to the acquisition of certain properties by the Company.

Excludes property pools not open for a full year as of January 1, 1998.


                         Key Balance Sheet Statistics
                         ----------------------------

                                               September 30, 1998
                                              -------------------
Real Estate, at cost                             $1,744,675,000
Debt
 Fixed rate--7% Senior Notes, due 2008           $  149,746,000
 Floating rate--Credit facility, due 2002        $  182,000,000
Total equity (42,845,539 common shares)          $1,139,750,000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (b)  Pro Forma Financial Information.

          Index to Unaudited Consolidated Pro Forma Financial Statements and Other Data (see index on page F-1).

     (c)  Exhibits.

          12      Computation of Pro Forma Ratio of Earnings to Fixed Charges.

          23.1    Consent of Arthur Andersen LLP.

          23.2    Consent of Ernst & Young LLP.

                          HOSPITALITY PROPERTIES TRUST

  Index to Unaudited Pro Forma Consolidated Financial Statements and Other Data



1.    Introduction to Unaudited Pro Forma Consolidated Financial
      Statements and Other Data............................................F-2
2.    Unaudited Pro Forma Consolidated Balance Sheet and Other Data........F-3
3.    Unaudited Pro Forma Consolidated Statement of Income and Other Data
      for the Six Months Ended June 30, 1998...............................F-4
4.    Unaudited Pro Forma Consolidated Statement of Income and Other Data
      for the Year Ended December 31, 1997.................................F-5
5.    Notes to Unaudited Pro Forma Consolidated Financial Statements
      and Other Data.......................................................F-6

                          HOSPITALITY PROPERTIES TRUST

      Introduction to Unaudited Pro Forma Consolidated Financial Statements
                                 and Other Data


     The following unaudited pro forma consolidated balance sheet at June 30, 1998 is intended to present the consolidated financial position of the Company as if the transactions described in the notes hereto (the "Transactions") were consummated at June 30, 1998. The following unaudited pro forma consolidated statements of income are intended to present the consolidated results of operations of the Company as if the Transactions were consummated as of the beginning of the fiscal year presented. These unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the separate consolidated financial statements of the Company for the year ended December 31, 1997 and of certain hotel properties the Company has acquired for the year ended January 2, 1998, incorporated herein by reference to the Company's Current Reports on Form 8-K dated February 11, 1998 and April 15, 1998 and to the Company's Annual Report on Form 10-K for its year ended December 31, 1997; and the Company's unaudited consolidated financial statements for the quarter ended June 30, 1998, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. These unaudited adjusted pro forma consolidated financial statements are not necessarily indicative of what the actual consolidated financial position or results of operations of the Company would have been as of the date or for the period indicated, nor do they purport to represent the expected consolidated financial position or results of operations of the Company for any future period. Differences may result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties or any determination not to complete the acquisition of any hotel properties and changes in operating expenses.

         The following unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of income were prepared pursuant to the Securities and Exchange Commission's rules for the presentation of pro forma data. The pro forma and adjusted pro forma other data give effect to the consummation by the Company of the Transactions. Certain properties expected to be acquired by the Company are currently under construction or development by the sellers. Other properties were under construction during the periods presented when they were owned or under development by the sellers. The accompanying pro forma information does not give further effect to the completion of construction or the related lease commencement for any period prior thereto. Construction projects not completed by June 30, 1998 are likewise not reflected in the pro forma balance sheet. Rather, the effect of completion of construction of these properties is presented separately from the pro forma information as described in the accompanying notes. The Company believes that a display of such adjusted pro forma data is meaningful and relevant to the understanding of the Transactions and, accordingly has presented such data in the final two columns, labeled "Other Data," on the accompanying pages.

                          HOSPITALITY PROPERTIES TRUST

          Unaudited Pro Forma Consolidated Balance Sheet and Other Data

                               As of June 30, 1998

                             (amounts in thousands)



                                                                                Pro Forma                    Other Data
                                                                     ---------------------------    ---------------------------
                                                                      Pro Forma                       Other         Adjusted Pro
                                                  Historical (A)     Adjustments      Pro Forma     Adjustments        Forma
                                                  ------------       -----------     ----------     -----------     -----------
          Assets

Real estate properties                            $1,695,555          $ 15,577 (B)   $1,711,132     $102,905(G)    $1,814,037
Accumulated depreciation                             (83,294)               --          (83,294)          --          (83,294)
                                                  ----------          --------       ----------     --------       ----------
                                                   1,612,261            15,577        1,627,838      102,905        1,730,743
Cash and cash equivalents                                814               255 (C)        1,069           27(H)         1,096
Restricted cash (FF&E Reserve)                        14,143                --           14,143           --           14,143
Other assets, net                                      8,158             1,750 (D)        9,908           --            9,908
                                                  ----------          --------       ----------     --------       ----------
                                                  $1,635,376          $ 17,582       $1,652,958     $102,932       $1,755,890
                                                  ==========          =========      ==========     ========       ==========

Liabilities and Shareholders' Equity

Senior notes, net of discount                     $  149,739          $     --       $  149,739     $     --       $  149,739
  % Monthly income senior notes due 2005                  -             50,000 (E)       50,000           --           50,000
Revolving debt                                       142,000           (34,743)(F)      107,257       88,743(I)       196,000
Security and other deposits                          186,280             2,325 (B)      188,605       14,189(J)       202,794
Other liabilities                                     12,101                --           12,101           --           12,101

Shareholder's equity:
  Common shares of beneficial interest                   428                --              428           --              428
  Additional paid-in capital                       1,161,331                --        1,161,331           --        1,161,331
  Cumulative net income                              157,776                --          157,776           --          157,776
  Dividends                                         (174,279)               --         (174,279)          --         (174,279)
                                                  ----------          ---------      ----------     ---------      -----------
       Total shareholders' equity                  1,145,256                --        1,145,256           --        1,145,256
                                                  ----------          ---------       ----------    ---------      -----------
                                                  $1,635,376          $ 17,582       $1,652,958     $102,932       $1,755,890
                                                  ==========          =========      ===========    ========       ===========


See accompanying notes to unaudited pro forma consolidated financial statements and other data.

                          HOSPITALITY PROPERTIES TRUST

       Unaudited Pro Forma Consolidated Statement of Income and Other Data

                     For the Six Months Ended June 30, 1998

           (amounts in thousands, except per share and ratio amounts)



                                                                            Pro Forma                    Other Data
                                                                 ---------------------------    ---------------------------
                                                                  Pro Forma                       Other         Adjusted Pro
                                              Historical (K)     Adjustments      Pro Forma     Adjustments        Forma
                                              ------------       -----------     ----------     -----------     -----------
Revenues:
     Rental income                                $72,904             $8,051(L)      $80,955        $7,634(Q)      $88,589
     FF&E reserve income                            7,460                 --           7,460            --           7,460
     Interest income                                1,200                 --           1,200            --           1,200
                                                  -------             ------         -------        ------         -------
          Total revenues                           81,564              8,051          89,615         7,634          97,249
                                                  -------             ------         -------        ------         -------
Expenses:
     Depreciation and amortization of
       real estate assets                          25,127              2,607(M)       27,734         2,617(R)       30,351
     Interest                                       9,395              2,237(N)       11,632         3,011(S)       14,643
     General and administrative                     4,818                395(O)        5,213           396(T)        5,609
                                                  -------             ------         -------        ------         -------
          Total expenses                           39,340              5,239          44,579         6,024          50,603
                                                  -------             ------         -------        ------         -------
Income before extraordinary item                  $42,224             $2,812         $45,036        $1,610         $46,646
                                                  =======             ======         =======        ======         =======
Weighted average shares outstanding                41,097              1,740(P)       42,837            --          42,837
                                                  =======             ======         =======        ======         =======
Income before extraordinary item per Share        $  1.03                            $  1.05                       $  1.09
                                                  =======                            =======                       =======
Earnings to Fixed Charges                             5.5x                               4.9x                          4.2x
                                                  =======                            =======                       =======




See accompanying notes to unaudited pro forma consolidated financial statements and other data.

                          HOSPITALITY PROPERTIES TRUST

       Unaudited Pro Forma Consolidated Statement of Income and Other Data

                      For the Year Ended December 31, 1997

           (amounts in thousands, except per share and ratio amounts)




                                                                            Pro Forma                    Other Data
                                                                           (unaudited)                   (unaudited)
                                                                 ---------------------------    ---------------------------
                                              Historical(K)       Pro Forma                       Other         Adjusted Pro
                                               (audited)         Adjustments      Pro Forma     Adjustments        Forma
                                              ------------       -----------     ----------     -----------     -----------
Revenues:
     Rental income                               $ 98,561          $40,448(L)     $139,009       $36,724(Q)      $175,733
     FF&E reserve income                           14,643               --          14,643            --           14,643
     Interest income                                  928               --             928            --              928
                                                 --------          -------        --------       -------         --------
          Total revenues                          114,132           40,448         154,580        36,724          191,304
                                                 --------          -------        --------       -------         --------
Expenses:
     Depreciation and amortization of
       real estate assets                          31,949           13,536(M)       45,485        12,563(R)        58,048
     Interest                                      15,534            7,792(N)       23,326         6,073(S)        29,399
     Terminated acquisition cost                      713               --             713            --              713
     General and administrative                     6,783            2,049(O)        8,832         1,901(T)        10,733
                                                 --------          -------        --------       -------         --------
          Total expenses                           54,979           23,377          78,356        20,537           98,893
                                                 --------          -------        --------       -------         --------
Net income                                        $59,153          $17,071        $ 76,224       $16,187          $92,411
                                                 ========          =======        ========       =======         ========
Weighted average shares outstanding                27,530           15,307(P)       42,837            --           42,837
                                                 ========          =======        ========       =======         ========
Net income per Share                             $   2.15                         $   1.78                       $   2.16
                                                 ========                         ========                       ========
Earnings to Fixed Charges                             4.8x                             4.3x                            4.1x
                                                 ========                         ========                       ========


See accompanying notes to unaudited pro forma consolidated financial statements and other data.

                          HOSPITALITY PROPERTIES TRUST

 Notes to Unaudited Pro Forma Consolidated Financial Statements and Other Data
                             (dollars in thousands)


                Pro Forma Consolidated Balance Sheet Adjustments

A. Represents the historical unaudited consolidated balance sheet of the Company at June 30, 1998.

B. Represents the purchase of two Candlewood(R) hotels in July 1998 and September 1998 open but not acquired as of June 30, 1998 for a cash price of $13,252, net of purchase price withheld for security deposits of $2,325, plus closing costs.

C.   Represents the net effect of the pro forma adjustments on cash.

D. Represents the recording of the deferred finance costs in connection with the issuance of $50,000 of __% Monthly Income Senior Notes (the "Proposed Offering").

E.   Represents issuance of the Proposed Offering.

F. Represents repayment of amounts borrowed under the credit facility after completion of the Proposed Offering and the purchase of two Candlewood(R) hotels acquired in July 1998 and September 1998.


                                   Other Data
                     Consolidated Balance Sheet Adjustments

G. Represents the purchase of 11 hotels acquired or to be acquired, but not open as of June 30, 1998:

     Cash purchase prices:
     Two Courtyard by Marriott(R) hotels                               $  21,054
     Nine Candlewood(R) hotels                                            67,150
     Purchase price withheld as security deposits                         14,189
     Closing costs                                                           512
                                                                       ---------
     Total                                                             $ 102,905
                                                                       =========

     Included in the above are certain hotel properties the Company has purchased or expects to purchase from sellers upon completion of construction, of which three have been purchased by the Company in September 1998 for an aggregate purchase price of $31,009.

H.   Represents the net effect of the other adjustments on cash.

I. Represents other net borrowings by the Company under its credit facility to complete the planned acquisition of hotels still under development as of June 30, 1998.

J. Represents security deposits held by the Company as a result of purchasing and leasing the following hotels:

     Two Courtyard by Marriott(R) hotels                               $ 2,339
     Nine Candlewood(R) hotels                                          11,850
                                                                       -------
     Total                                                             $14,189
                                                                       =======

               Pro Forma Consolidated Income Statement Adjustments

K. Represents the historical income statement of the Company for the periods presented.

                             HOSPITALITY PROPERTIES TRUST

 Notes to Unaudited Pro Forma Consolidated Financial Statements and Other Data -
                                      continued
                                (dollars in thousands)


         Pro Forma Consolidated Income Statement Adjustments - continued

L. Represents the pro forma effect of leases entered and to be entered for hotels open during the periods presented. This pro forma effect is derived as follows:

                                                                     Six Months         Year Ended
                                                                    Ended June 30,      December 31,
                                                                         1998              1997
                                                                    -------------       --------
     Pro forma Minimum Rent                                           $ 78,974           $136,481
     Pro forma Percentage Rent                                           1,981              2,528
     Amounts included in historical Minimum Rent                       (70,923)           (96,033)
     Amounts included in historical Percentage Rent                     (1,981)            (2,528)
                                                                      --------           --------
                                                                      $  8,051           $ 40,448
                                                                      ========           ========


     Certain of the hotels owned by the Company as of June 30, 1998 were under development and others are currently under development by the sellers of these properties. The Company is not contractually obligated to acquire these hotels until they are substantially completed. The foregoing pro forma income statement assumes the hotels, which were completed prior to June 30, 1998 were acquired as of their completion date.

M. Represents the impact of the pro forma transactions on depreciation expense for the entire periods presented.

N.   Represents the following adjustments to interest expense:

     o Elimination of interest on the $125 million CMBS Notes repaid upon the issuance of the 7% Senior Notes in February 1998 including amortization of deferred financing costs.

     o Elimination of interest on $48 million of Credit Facility repaid with the net proceeds of the Monthly Income Senior Notes.

     o Record interest, including amortization of deferred financing costs, on the Monthly Income Senior Notes at an assumed rate of 8.25%. A quarter point change in the interest rate will result in a $125 change in interest expense on an annual basis.

     o Record interest, including amortization of deferred financing costs, on borrowings under the Company's $300 million Credit Facility to complete the Transactions.

O. Represents the estimated impact of the pro forma transactions on general and administrative expenses of the Company for the periods presented.

P.   Represents the impact of additional Shares issued in the periods presented.

                                   Other Data
                    Consolidated Income Statement Adjustments

Q. Represents the effect of leases entered and to be entered for the transactions described in Note G above, since the beginning of the periods presented. The effect of these leases is derived as follows:

                                                                      Six Months           Year Ended
                                                                     Ended June 30,       December 31,
                                                                        1998                  1997
                                                                    -------------         ----------
     Adjusted Pro forma Minimum Rent                                  $ 86,608             $ 173,205
     Adjusted Pro forma Percentage Rent                                  1,981                 2,528
     Amounts included in pro forma Minimum Rent                        (78,974)             (136,481)
     Amounts included in pro forma Percentage Rent                      (1,981)               (2,528)
                                                                      --------             ---------
                                                                      $  7,634             $  36,724
                                                                      ========             =========


R. Represents the impact of the transactions described in Note G above, on depreciation expense for the entire periods presented.

                             HOSPITALITY PROPERTIES TRUST

 Notes to Unaudited Pro Forma Consolidated Financial Statements and Other Data -
                                    continued
                             (dollars in thousands)

                                   Other Data
              Consolidated Income Statement Adjustments - continued

S. Represents interest on the credit line borrowings to be made in connection with the transactions described in Note G above, at LIBOR plus contractual spreads for the entire periods presented. The average applicable LIBOR rate was 5.7% for the year ended December 31, 1997 and the six months ended June 30, 1998.

T. Represents the estimated impact of the transactions described in Note G above, on general and administrative expenses of the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HOSPITALITY PROPERTIES TRUST



                                    By: /s/ Thomas M. O'Brien
                                       -----------------------------
                                       Thomas M. O'Brien, Treasurer




Date:  October 29, 1998